UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2026

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2046 Riverview Auto Drive, Suite 300 Mesa, Arizona	85201
(Address of principal executive offices)	(Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2026, Verra Mobility Corporation (the “Company”) announced that the Board of Directors of the Company (the “Board”) approved the appointment of Jonathan Keyser as the Interim President and Chief Executive Officer of the Company, effective May 31, 2026.

Mr. Keyser, age 44, has served as Verra Mobility’s Executive Vice President and Chief Transformation Officer since 2025 and its Chief Legal Officer since December 2022. Prior to joining the Company, Mr. Keyser served as Vice President and General Counsel of Honeywell Performance Materials and Technologies (PMT), a business unit of Honeywell International that developed process technologies, automation solutions, advanced materials, hardware, chemicals, services, and industrial software, and as Vice President and General Counsel of Honeywell’s UOP and Aerospace Integrated Supply Chain business units, from 2019 to 2022.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Keyser and any of the Company’s executive officers or directors. There are no arrangements or understandings between Mr. Keyser and any other person pursuant to which Mr. Keyser was appointed Interim President and Chief Executive Officer. Mr. Keyser has not engaged in any transaction with the Company during the last fiscal year, and does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

On June 1, 2026, the Company also announced that David Roberts would no longer serve as the Company’s President and Chief Executive Officer, effective May 31, 2026. Mr. Roberts’ separation from the Company is a termination by the Company “without cause” for purposes of all plan benefits as well as contractual entitlements, including under the terms of his previously disclosed employment agreement, as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2026. In addition, Mr. Roberts provided notice to the Company of his decision to resign from the Board, effective May 30, 2026. Mr. Roberts’ resignation was not related to any disagreement between Mr. Roberts and the Company on any matter relating to the Company’s operations, policies or practices. In connection with the resignation, the Board approved a reduction in the size of the Board from seven directors to six directors.

In connection with Mr. Keyser’s appointment, the Compensation Committee of the Board (the “Compensation Committee”) approved an increase in Mr. Keyser’s annual base salary to $650,000 and an increase in his target bonus to 100% of base salary, effective as of June 2, 2026 and continuing until the earlier of (a) the date on which a successor Chief Executive Officer commences employment with the Company, and (b) the date on which Mr. Keyser’s employment with the Company terminates. In addition, on June 1, 2026, the Compensation Committee approved the grant of a one-time equity award to Mr. Keyser in the form of time-vested restricted stock units (the “RSU Award”) with a grant date value of $2,250,000. The RSU Award will vest in two equal annual installments beginning on June 2, 2027, subject to Mr. Keyser’s continued employment through each applicable vesting date, and further subject to the terms and conditions set forth in the Company’s Amended and Restated 2018 Equity Incentive Plan (as amended from time to time, the “2018 Plan”) and the related award agreement. In addition, any unvested RSU Award amount will immediately vest if Mr. Keyser is terminated without Cause or for Good Reason (each, as defined in Mr. Keyser’s previously disclosed employment agreement), or within 90 days prior to, upon or within 12 months after the consummation of a Change in Control (as defined in the 2018 Plan), subject to Mr. Keyser’s timely execution and non-revocation of a general release of claims in a form provided by the Company. Mr. Keyser was also granted a one-time cash retention award of $3,300,000 (“Retention Cash Award”), that will vest and be payable in three equal installments beginning on June 2, 2027, subject to Mr. Keyser’s continued employment through each applicable vesting date. Prior to June 2, 2029, if Mr. Keyser’s employment is terminated without Cause or for Good Reason, or within 90 days prior to, upon or within 12 months after the consummation of a Change in Control, then the full then-remaining unpaid portion of the Retention Cash Award will be paid to Mr. Keyser pursuant to the following terms: (a) if such termination occurs prior to June 2, 2027, then 66.67% of the Retention Cash Award will be paid to Mr. Keyser (and Mr. Keyser will forfeit the remaining 33.33% of the Retention Cash Award); (b) if such termination occurs on or after June 2, 2027, but prior to June 2, 2028, then 33.33% of the Retention Cash Award will be paid to Mr. Keyser (and Mr. Keyser will forfeit the then remaining 33.33% of the Retention Cash Award); and (c) if such termination occurs on or after June 2, 2028, but prior to June 2, 2029, Mr. Keyser will forfeit the remaining 33.33% of the Retention Cash Award, in each case, subject to Mr. Keyser’s timely execution and non-revocation of a general release of claims in a form provided by the Company. The Compensation Committee approved the arrangements in consultation with its independent compensation consultant.

On May 29, 2026, the Compensation Committee approved the grant of a one-time equity award to Craig Conti, the Company’s Executive Vice President and Chief Financial Officer, in the form of time-vested restricted stock units (the “Conti RSU Award”) with a grant date value of $1,750,000. The Conti RSU Award has the same terms and conditions as the RSU Award described above. Mr. Conti was also granted a one-time cash retention award of $3,300,000 (the “Conti Retention Cash Award”). The Conti Cash Retention Award has the same terms and conditions as the Cash Retention Award described above. The Conti RSU Award and Conti Cash Retention Award are part of an arrangement structured to retain Mr. Conti. The Compensation Committee approved the arrangement in consultation with its independent compensation consultant, taking into account the Company’s retention goals. In addition, as part of the retention arrangement, effective June 2, 2026, Mr. Conti’s annual base salary will increase to $550,000 and his target bonus under the Company’s annual incentive plan will increase to 100% of his base salary, and his target annual equity grant for 2027 increased to $2,500,000.

Item 7.01	Regulation FD Disclosure.

On June 1, 2026, the Company issued a press release announcing the appointment of Jonathan Keyser as Interim President and Chief Executive Officer and related matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release, dated June 1, 2026, issued by Verra Mobility Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2026	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer

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